Exhibit 99.1

McDonald’s Corporation Cash Performance Unit Plan
2010-2012

Section 1: General

1.1 The Plan.  McDonald’s Corporation, a Delaware corporation (the “Company”) has established this McDonald’s Corporation Cash Performance Unit Plan 2010-2012 (the “Plan” or “CPUP”) effective as of February 9, 2010.  The purpose of the Plan is to advance the interests of the Company and its shareholders and to provide Participants (as defined below) with the opportunity to earn cash long-term incentive compensation that is linked to the Company’s long-term business interests.  This Plan shall in all respects be interpreted and applied consistent with Section 5.1 below.

1.2 Participants.  Employees at the level of Senior Vice President (or the equivalent level for compensation purposes) and above (“Participants”) are eligible for awards under this Plan.

Section 2: Plan Design

2.1 Performance Period.  The Plan has a three-year performance period beginning January 1, 2010 and ending December 31, 2012 (“Performance Period”).

2.2 Establishment of Target CPUP Awards.  Each Participant shall be eligible to earn an award under the Plan (an “Award”).  The Compensation Committee of the Board of Directors (the “Committee”) or its delegee shall establish a target amount for each Participant’s Award, expressed as either: (a) a multiple of the Participant’s March 1, 2010 base salary (or the base salary on the date of promotion into an eligible position) rounded up to the nearest $5,000; or (b) a specific dollar value.

2.3 Performance Measures.  The final amount of Awards shall be determined following the end of the Performance Period based on the Company’s performance during the Performance Period as measured by the following performance measures and as determined by the Committee after the end of the Performance Period:

(a)
Operating Income.  Seventy-five percent (75%) of the Award (subject to adjustment based on TSR, as defined below) shall be determined based upon compound annual growth in the Company’s operating income, measured at 2009 average exchange rates, as determined in accordance with generally accepted accounting principles and the Company’s accounting practices in place as of January 1, 2010, excluding amounts classified as impairment and other charges/credits.

(b)
Return on Total Assets.  Twenty-five percent (25%) of the Award (subject to adjustment based on TSR, as defined below) shall be determined based upon return on total assets (“ROTA”).  ROTA for purposes of this Plan is computed as the simple average of the annual ROTA measured in the same way as for the Company’s internal reporting purposes over the three-year Performance Period.  For this purpose, annual ROTA is calculated using operating income excluding impairment and other charges/credits and average of the Company’s month-end asset balances, excluding cash and cash equivalents, over the trailing 13-month period.

(c)
Total Shareholder Return.  The Award may be adjusted up or down (as set forth in Section 2.5) based on the Company’s total shareholder return (i.e., stock price growth plus reinvested dividends) for the Performance Period, as compared to the total shareholder return of the companies that make up the S&P 500 Index (“TSR”).  TSR is calculated based on the change in stock price over the Performance Period and assuming reinvestment of dividends.  Change in stock prices for both the Company’s stock and the S&P 500 Index (using industry standard calculation) is measured based on the average of the closing prices for each trading day in the three-month period immediately preceding the first date of the Performance Period compared to the average of the closing prices for each trading day in the three-month period immediately preceding the last day of the Performance Period.  The following companies will be excluded for purposes of determining TSR: (i) any company that is not part of the S&P 500 Index at both the beginning and the end of the Performance Period and (ii) the Company.

2.4 Performance Targets.  The Committee shall determine, concurrent with its approval of this Plan, (i) the threshold, target and maximum performance levels of compound annual operating income growth and ROTA for the Performance Period for Awards under the Plan and (ii) the basis on which Awards may be adjusted up or down based on TSR.

2.5 Calculation of CPUP Awards.  Following the end of the Performance Period, the Committee shall determine final Awards under the Plan for eligible Participants, based on the Participant’s target Award.  Final Awards shall be determined based on the Company’s actual performance during the Performance Period and as specified in the following sentence, except as otherwise expressly provided in Sections 4.1 through 4.5 hereof.  First, the Award shall be adjusted up or down from the target Award (but may not be adjusted above 200% of the target Award) based upon the Company’s actual performance during the Performance Period against the compound annual operating income growth and ROTA targets previously established by the Committee.  Second, the Award shall be adjusted up or down by up to +15% or -15% based on TSR in the manner previously determined by the Committee.  Company performance must achieve threshold performance for both operating income and ROTA for there to be any CPUP payout, and in no event shall a final Award exceed 230% of the target Award.

2.6 Payment of Awards.  Awards shall be paid in cash to eligible Participants, as determined by the Committee in accordance with the provisions of this Plan, after the Performance Period and no later than March 15, 2013.

Section 3: Employment / Change in Status

3.1 Employment.  In order to be eligible to receive any payout under the Plan, a Participant must be employed by the Company during the entire Performance Period, except as expressly provided to the contrary in Section 3.2 and/or Sections 4.1 through 4.4 hereof.

3.2 Mid-Cycle Entry.  Any Participant who is promoted or hired into an eligible position during the Performance Period is eligible for a pro-rated payout based on the number of days in the eligible position.  Any such Participant’s target Award will be calculated based on the Participant’s salary as of the effective date in his or her new position.

3.3 Change in Eligible Position.

(a)
With respect to any Participant who moves from one position eligible for Awards under the Plan (an “Eligible Position”) to another Eligible Position with a different Award target, the Committee shall establish a new Award target consistent with the level of responsibility of the new Eligible Position.  If the Award target is changed, the Participant’s final Award shall be determined on a pro-rata basis based on the number of days during the Performance Period that the Participant worked in each Eligible Position and as set forth in Section 2.5 hereof.

(b)
Any Participant who moves out of, and is no longer employed in, an Eligible Position during the Performance Period will receive a pro-rated payment based on the number of days during the Performance Period that the Participant worked in the Eligible Position and as set forth in Section 2.5 hereof.

Section 4: Termination Provisions

4.1 Retirement.  If during the Performance Period a Participant’s employment is terminated by reason of the Participant’s Retirement (as defined below), then such Participant shall be eligible to receive a pro-rata portion of the Award that would have been payable to such Participant if he or she had remained employed throughout the Performance Period, based on the number of days worked during the Performance Period.  Such Award shall be paid at the time and in the manner set forth in Section 2.6 hereof.  For purposes of this Plan, Retirement means a termination of employment any time after attaining either (i) age 60 with at least 20 years of Company service, or (ii) combined age and years of Company service equal to or greater than 70, other than a termination of employment for Cause.

4.2 Death.  If during the Performance Period a Participant’s employment is terminated by reason of the Participant’s death, then such Participant shall be eligible to receive a pro-rata portion of the Award that would have been payable to such Participant if he or she had remained employed throughout the Performance Period, based on the number of days worked during the Performance Period.  Such Award shall be paid at the time and in the manner set forth in Section 2.6 hereof.

4.3 Disability.  If during the Performance Period a Participant’s employment is terminated by reason of the Participant’s Disability (as defined in McDonald’s Corporation 2001 Omnibus Stock Ownership Plan, as amended), then such Participant shall, be eligible to receive a pro rata portion of the Award that would have been payable to such Participant if he or she had remained employed throughout the Performance Period, based on the number of days worked during the Performance Period.  Such Award shall be paid at the time and in the manner set forth in Section 2.6 hereof.

4.4 Change of Control.  In the event of a Change of Control (as defined in McDonald’s Corporation 2001 Omnibus Stock Ownership Plan, as amended) before January 1, 2013, each Participant whose employment has not terminated prior to the consummation of such Change of Control shall be entitled to receive a payment in full satisfaction of his or her opportunity under the 2010-2012 CPUP in an amount equal to: (i) the amount that would be payable to such Participant under the 2010-2012 CPUP, if the applicable performance goals were achieved at the level achieved during the portion of the period January 1, 2010 through December 31, 2012 that precedes the Change of Control multiplied by (ii) a fraction, the numerator of which is the number of days in the portion of the period January 1, 2010 through December 31, 2012 that precedes the Change of Control and the denominator of which is 1,095; provided, that the Participant shall forfeit his or her right to receive such payment if he or she experiences a termination of employment for Cause before the payment is made.  This payment shall be paid at the time and in the manner set forth in Section 2.6 hereof; provided, however, that if the Change of Control qualifies as a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of U.S. Treasury Department Regulation Section 1.409A-3(i)(5), payment will be made within thirty (30) days after the occurrence of the Change of Control.

4.5 Cause.  A Participant will forfeit the Award upon termination of employment for Cause (as defined in McDonald’s Corporation 2001 Omnibus Stock Ownership Plan, as amended).

4.6 All Other Terminations.  Participants will forfeit the Award upon termination of employment for any reason other than those reasons set forth above in Sections 4.1 through 4.4, except to the extent otherwise provided pursuant to the terms of the McDonald’s Corporation Severance Plan, the ERRP or a CIC Agreement (each as defined below), as applicable.

Section 5: Miscellaneous

5.1 Administration of the Plan.  The Committee administers the Plan. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the 2009 Cash Incentive Plan in the case of Participants with respect to whom such provisions apply, to: establish the terms and conditions of Awards; determine the extent to which cash payments are actually earned pursuant to Awards and the amounts to be paid; and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan.  This administrative discretion specifically includes the right to modify Awards if necessary to be consistent with and avoid the imposition of tax penalties based upon Section 409A of the Internal Revenue Code.  The determination of the Committee on all matters relating to this Plan and all Awards shall be made in its sole discretion, and shall be conclusive and final.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

5.2 Deferral.  Awards may be deferred only in accordance with, and subject to the terms of, the McDonald’s Excess Benefit and Deferred Bonus Plan in effect at the time the deferral election is made.

5.3 Withholding Taxes.  The Company may withhold or cause to be withheld from any or all cash payments made under the Plan such amounts as are necessary to satisfy all federal, state, local and foreign withholding tax requirements related thereto.

5.4 Funding. Benefits payable under the Plan to any person shall be paid directly by the Company.  The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.  Participants shall have no claim against the Company or its assets with respect to Awards under the Plan other than as unsecured general creditors

5.5 Forfeiture and Repayment Under Certain Circumstances.  Awards under the Plan are intended to align the Participant’s long-term interests with the long-term interests of the Company.  If a Participant (i) violates a confidentiality, non-solicitation, non-competition, or similar restrictive covenant between the Company (or one of its subsidiaries) and such Participant or (ii) engages in willful fraud that causes harm to the Company (or one of its subsidiaries) or that is intended to manipulate the performance results under Section 2 of this Plan (either of (i) or (ii), “Detrimental Conduct,”) either during employment with the Company or after such employment terminates for any reason, the Participant is acting contrary to the long-term interests of the Company.  Accordingly, the following rules shall apply under this Plan in respect of Detrimental Conduct:

(a)
In the event that the Company determines, in its sole and absolute discretion, that a Participant engaged in Detrimental Conduct prior to the second anniversary of the conclusion of the Performance Period, the Company may, if no payments hereunder have previously been made to such Participant, in its sole and absolute discretion, terminate such Participant’s participation in the Plan.  Additionally, if payments hereunder have previously been made to such Participant, the Company may, in its sole and absolute discretion, send a notice of recapture (a “Recapture Notice”) to such Participant.  Within ten days after receiving a Recapture Notice from the Company, the Participant shall deliver to the Company an amount in cash equal to the gross cash payment previously made to such Participant hereunder.

(b)
The Company has sole and absolute discretion not to take action pursuant to this Section 5.5 upon discovery of Detrimental Conduct, and its determination not to take action in any particular instance shall not in any way limit its authority to terminate participation of a Participant and/or send a Recapture Notice in any other instance.

(c)
Upon receipt of a payment hereunder, the applicable Participant shall, if requested by the Company, certify on a form acceptable to the Company, that he or she is not, and has not previously been, engaged in Detrimental Conduct.

(d)
Notwithstanding any provision of this Section 5.5, if any provision of this Section 5.5 is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law; provided, Section 5.5 shall not apply in any manner to individuals subject to the laws of France.

(e)
Any action taken by the Company pursuant to this Section 5.5 is without prejudice to any other action the Company, or any of its subsidiaries, may choose to take upon determination that a Participant has engaged in Detrimental Conduct.

(f)	This Section 5.5 will cease to apply after a Change of Control.

5.6 Eligible Compensation.  Any Awards and payments of cash will constitute special incentive payments to the Participant and will not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under: (a) any qualified, non-qualified or supplemental pension, retirement or profit-sharing plan of the Company or any of its subsidiaries, or (b) any bonus, life insurance or other employee benefit plan of the Company or any of its subsidiaries.

5.7 Relationship to Other Plans.  With respect to any Participant who participates in the Company’s Executive Retention Replacement Plan (“ERRP”) or has a Change of Control Employment Agreement (“CIC Agreement”) with the Company, notwithstanding anything to the contrary in this Plan the terms of the ERRP or CIC Agreement, as applicable, shall prevail to the extent of any inconsistency.

5.8 Section 162(m) of the Internal Revenue Code.  With respect to any Participant with respect to whom the Committee determines that the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code could apply, the Plan shall be interpreted and administered in a manner that is consistent with the provisions of the McDonald’s Corporation 2009 Cash Incentive Plan, and in the event of any inconsistency between this Plan and the McDonald’s Corporation 2009 Cash Incentive Plan the relevant provisions of the latter plan shall prevail.

5.9 Awards Not Assignable. Awards granted under the Plan shall not be assignable or transferable other than by will or by the laws of descent and distribution.

5.10  No Additional Rights. Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Participant the right to continued employment with the Company or to any benefits not specifically provided under the Plan or (b) in any manner modify the right of the Company or any of its subsidiaries to modify, amend or terminate any of their respective employee benefit plans.

5.11  Choice of Law. The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.

5.12 . Headings.  Section and clause headings are for ease of reference only and should not be taken as affecting the interpretation of the provisions of this Plan.